                                                        Exhibit 99(b)


                                   FORM 11-K


             FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
               AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


(Mark One)
 _____
|__X__| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended December 30, 1993

                                       OR
 _____
|_____| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from _______ to ________


                         Commission file number  1-7006



                        WILLIAMS ADVANCED MATERIALS INC.
                          SAVINGS AND INVESTMENT PLAN
                            (Full Title of the Plan)




                               BRUSH WELLMAN INC.
                             17876 St. Clair Avenue
                             Cleveland, Ohio 44110



                     (Name of issuer of the securities held
                      pursuant to the plan and the address
                      of its principal executive office.)

                        WILLIAMS ADVANCED MATERIALS INC.
                          SAVINGS AND INVESTMENT PLAN





REQUIRED INFORMATION
- --------------------

                                                                                                     Page No.
       1.  Report of Independent Auditors.                                                              1

       2.  Statements of Financial Condition -
           December 30, 1993 and 1992.                                                                2-3

       3.  Statements of Income and Changes in Plan
           Equity - Plan years ended December 30, 1993,
           1992 and 1991.                                                                             4-6

       4.  Notes to Financial Statements.                                                            7-12

       5.  Schedules required to be filed under ERISA.

           a.  Schedule of Assets held for Investment
               Purposes.                                                                               13

           b.  Schedule of Reportable Transactions.                                                 14-15

       6.  Consent of Independent Auditors.                                                            16



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 17th day of March, 1994.


                                        WILLIAMS ADVANCED MATERIALS INC.
                                        SAVINGS AND INVESTMENT PLAN



                                        By /s/ Dennis L. Habrat
                                          ----------------------
                                           Member of the Administrative
                                           Committee

[LOGO]                                                  27600 Chagrin Boulevard
                                                                      Suite 200
                                                    Cleveland, Ohio  44122-4421
                                                                   216.464.7481
                                                               FAX 216.464.7581
Richard A. Wright
Anthony J. Wesley
Mark G. Mills
William M. Potoczak
- -------------------
Kenneth E. Nowak



                         Report of Independent Auditors
                         ------------------------------


Administrative Committee of
 Williams Advanced Materials Inc.
 Savings and Investment Plan

                 We have audited the financial statements of Williams Advanced Materials Inc. Savings and Investment Plan listed in the Annual Report on Form 11-K as of and for the years ended December 30, 1993 and 1992. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Williams Advanced Materials Inc. Savings and Investment Plan for 1991 as listed in the Annual Report on Form 11-K were audited by other auditors whose report dated April 1, 1992, expressed an unqualified opinion on those statements.

                 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                 In our opinion, the financial statements listed in the Annual Report on Form 11-K present fairly, in all material respects, the financial position of Williams Advanced Materials Inc. Savings and Investment Plan at December 30, 1993 and 1992, the results of its operations and changes in its plan equity for the years then ended in conformity with generally accepted accounting principles.

                 Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 30, 1993 and reportable transactions for the year ended December 30, 1993 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                               Wright, Wesley & Mills, P.C.
                                               /S/ Wright, Wesley & Mills, P.C.


March 17, 1994                     -1-

                         WILLIAMS ADVANCED MATERIALS INC.
                           SAVINGS AND INVESTMENT PLAN
                        STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 30, 1993

                                     INCOME          EQUITY          EQUITY        EQUITY       STOCK        LOAN
               ASSETS                FUND            FUND A          FUND B        FUND C       FUND         FUND         TOTAL
              --------             ----------      ----------       ---------     ---------    ---------    -------      -------
Brush Wellman Inc. Common Stock
  (cost $533,504)                                                                                $471,248                  $471,248
Managed Guaranteed Investment
  Contract Fund (cost $1,818,095)  $1,954,893                                                                             1,954,893
Fidelity Equity Index Portfolio
  (cost $161,556)                                     $176,436                                                              176,436
Fidelity Fund Inc.
  (cost $213,147)                                                    $216,602                                               216,602
Fidelity Puritan Fund
  (cost $269,942)                                                                  $277,245                                 277,245
Participant Promissory Notes
  (cost $82,993)                                                                                              $82,993        82,993
Employee Benefits Money Market
  Fund (cost $14,654)                                                                              10,620       4,034        14,654
                                   ----------    -------------     ----------    ----------     ---------  ----------  ------------
                                    1,954,893          176,436        216,602       277,245       481,868      87,027     3,194,071
Contribution Receivable
  Company                                                                                          12,184                    12,184
  401(k)                               23,413            2,563          2,975         3,973           762                    33,686
  Participant                             515              144            216           216                                   1,091
                                   ----------    -------------     ----------    ----------     ---------  ----------  ------------
                                       23,928            2,707          3,191         4,189        12,946                    46,961

Interest Receivable                         5                5              6             8            30          18            72
Dividends Receivable                                     1,384                                      1,623                     3,007
Other                                      40                4              4             7          (277)                     (222)
                                   ----------    -------------     ----------    ----------     ---------  ----------  ------------
                                           45            1,393             10            15         1,376          18         2,857
                                   ----------    -------------     ----------    ----------     ---------  ----------  ------------

TOTAL ASSETS                       $1,978,866         $180,536       $219,803      $281,449      $496,190     $87,045    $3,243,889
                                  ===========    =============     ==========    ==========   ===========  ==========   ===========

       LIABILITIES & PLAN EQUITY
      ---------------------------
Liabilities:
  Benefits Payable                    $46,312                                                                               $46,312
  Other                                (5,218)          $1,605          ($464)      ($2,177)       $8,113      $8,141        10,000

Plan Equity                         1,937,772          178,931        220,267       283,626       488,077      78,904     3,187,577
                                   ----------    -------------     ----------    ----------     ---------  ----------  ------------

TOTAL LIABILITIES & PLAN EQUITY    $1,978,866         $180,536       $219,803      $281,449      $496,190     $87,045    $3,243,889
                                  ===========    =============     ==========    ==========   ===========  ==========   ===========


See accompanying notes to financial statements.

                            WILLIAMS ADVANCED MATERIALS INC.
                              SAVINGS AND INVESTMENT PLAN
                            STATEMENT OF FINANCIAL CONDITION
                                   DECEMBER 30, 1992


                                    INCOME       EQUITY      EQUITY         EQUITY          STOCK          LOAN
                ASSETS               FUND        FUND A      FUND B         FUND C          FUND           FUND          TOTAL
                ------              -----        ------      -------        -------         -----          ----          -----
Brush Wellman Inc. Common Stock
    (cost $419,545)                                                                        $372,521                      $372,521
Managed Guaranteed Investment
    Contract Fund
        (cost $1,731,927)         $1,748,919                                                                            1,748,919
Fidelity Equity Index Portfolio
    (cost $121,008)                              $129,454                                                                 129,454
Fidelity Fund Inc.
   (cost $119,142)                                          $122,818                                                      122,818
Fideltiy Puritan Fund
    (cost $95,838)                                                          $100,731                                      100,731
Participant Promissory Notes
    (cost $95,001)                                                                                       $95,001           95,001
Ameritrust Retirement Short Term
    Fund (cost $4,193)                                                                          645        3,548            4,193
                                 ----------     --------    ---------       ----------    ---------      ----------   -----------
                                   1,748,919     129,454      122,818        100,731        373,166       98,549        2,573,637
 Contribution Receivable:
    Company                                                                                  10,816                        10,816
    401(k)                            20,983        2,359       3,134          1,776          1,348                        29,600
    Participant                          271                                                                                  271
                                  ----------      -------    ----------      ----------    ----------      ----------   ----------
                                      21,254        2,359       3,134          1,776         12,164                        40,687

Interest Receivable                        5            3           5              3             25            13              54
Dividends Receivable                                                                          2,590                         2,590
Other                                                 264       1,268          5,902                                        7,434
                                  ----------      -------    ----------      ----------    ----------      ----------   ----------
                                           5          267       1,273          5,905          2,615            13          10,078
                                  ----------      -------    ----------      ----------    ----------      ----------   ----------
TOTAL ASSETS                      $1,770,178     $132,080    $127,225       $108,412       $387,945       $98,562      $2,624,402
                                  ==========     ========    ==========     ==========     ==========     ==========   ==========
  LIABILITIES & PLAN EQUITY
  -------------------------
Liabilities:
    Benefits Payable                                           $2,650          $2,680          $112                       $5,442
    Other                           ($13,173)       ($305)     (8,701)           (582)       15,496        $7,265

Plan Equity                        1,783,351      132,385     133,276         106,314       372,337        91,297      2,618,960
                                  ----------   ----------    ----------      ----------    ----------     ----------    ---------
TOTAL LIABILITIES & PLAN EQUITY   $1,770,178     $132,080    $127,225        $108,412      $387,945       $98,562     $2,624,402
                                  ==========   ==========     ==========     ==========     =========    ==========    ==========

See accompanying notes to financial statements.

                        WILLIAMS ADVANCED MATERIALS INC.
                          SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                          YEAR ENDED DECEMBER 30, 1993


                                         INCOME       EQUITY        EQUITY        EQUITY        STOCK         LOAN
                                          FUND        FUND A        FUND B        FUND C         FUND         FUND          TOTAL
                                        --------     --------      --------      --------      --------    ---------       -------
Investment Income:
  Dividends                                            $4,131        $3,827        $8,339        $5,781                     $22,078
  Interest                                   $223         103            51            78           289       $4,548          5,292
  Other Income (Expense)                   (6,974)      2,304        24,051        19,883          (277)                     38,987
                                        ---------     --------      --------      --------      --------    ---------       -------
                                           (6,751)      6,538        27,929        28,300         5,793        4,548         66,357

Realized Gain (Loss) on
  Investments--Note E                       6,654       1,882           163           780           (86)                      9,393

Unrealized Appreciation (Depreciation)
  on Investments--Note F                  119,805       6,435          (220)        2,410       (15,233)                    113,197

Contributions--Note B:
  Company                                                                                       132,536                     132,536
  401(k)                                  257,827      33,855        32,550        37,632        10,563                     372,427
  Participant                               5,022         168           252           252                                     5,694
                                        ---------     --------      --------      --------      --------    ---------       -------
                                          262,849      34,023        32,802        37,884       143,099                     510,657

Investment Election Change               (131,103)      2,077        26,037       102,578           411

Loan Transfers                             21,631      (4,231)          460         5,481       (13,417)      (9,924)

Unallocated Loan Payments                                                                                     (7,017)        (7,017)

Withdrawls and
  Terminations--Note C                    118,664         178           180           121         4,827                     123,970
                                        ---------     --------      --------      --------      --------    ---------       -------

Income and Changes in Plan Equity         154,421      46,546        86,991       177,312       115,740      (12,393)       568,617

Plan Equity at Beginning of the Year    1,783,351     132,385       133,276       106,314       372,337       91,297      2,618,960
                                        ---------     --------      --------      --------      --------    ---------       -------

Plan Equity at End of the Year         $1,937,772    $178,931      $220,267      $283,626      $488,077      $78,904     $3,187,577
                                        =========    ========      ========      ========      ========      =======     ==========

See accompanying notes to financial statements.

                                      WILLIAMS ADVANCED MATERIALS INC.
                                        SAVINGS AND INVESTMENT PLAN
                                STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                                        YEAR ENDED DECEMBER 30, 1992

                                  INCOME         EQUITY         EQUITY         EQUITY          STOCK          LOAN
                                   FUND          FUND A         FUND B         FUND C          FUND           FUND          TOTAL
                                  ------         ------         ------         -------         ------         ----          -----
Investment Income:
   Dividends                                       $3,411         $2,638         $4,856         $5,886                       $16,791
   Interest                       $101,681             46             49             25            278        $5,623         107,702
   Other Income (Expense)           (6,139)                        3,561          4,338         (1,213)                          547
                                 ----------       --------        ------         ------         -------       ------         -------
                                    95,542          3,457          6,248          9,219          4,951         5,623         125,040

Realized Gain (Loss) on
   Investments--Note E                  19             (5)           106            286         (1,715)                      (1,309)

Unrealized Appreciation
(Depreciation) on
 Investments--Note F                16,992          9,413          2,249          2,823         42,580                        74,057

Contributions--Note B
   Company                                                                                     115,079                       115,079
   401(k)                          231,597         24,735         34,461         19,618         13,220                       323,631
   Participant                       4,750                                                                                     4,750
                                 ---------       --------         ------         -------       --------       -------       --------
                                   236,347         24,735         34,461         19,618        128,299                       443,460

Investment Election Change          (5,250)        17,466         15,805          9,257        (37,278)

Loan Transfers                      12,442         (2,998)         1,358            690        (24,440)       12,948

Unallocated Loan Payments                                                                                      4,886           4,886

Withdrawals and
   Terminations--Note C             76,102            299          4,069          2,972         19,835           874         104,151
                                 ---------       --------         ------         -------       --------       -------       --------

Income and Changes in Plan
   Equity                          279,990         51,769         56,158         38,921         92,562        22,583         541,983

Plan Equity at Beginning of
    the year                     1,503,361         80,616         77,118         67,393        279,775        68,714       2,076,977
                                 ---------       --------         ------         -------       --------       -------       --------

Plan Equity at End of the
    Year                        $1,783,351       $132,385       $133,276       $106,314       $372,337       $91,297      $2,618,960
                                ==========       ========       =========      =========      =========       ========    ==========

See accompanying notes to financial statements.

                            WILLIAMS ADVANCED MATERIALS INC.
                              SAVINGS AND INVESTMENT PLAN
                     STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                              YEAR ENDED DECEMBER 30, 1991

                                  INCOME         EQUITY         EQUITY         EQUITY          STOCK          LOAN
                                   FUND          FUND A         FUND B         FUND C          FUND           FUND          TOTAL
                                ----------      ----------     ---------      ---------      ---------       --------     ----------
Investment Income:
   Dividends                                       $3,556         $1,850         $3,179         $8,479                       $17,064
   Interest                       $117,533             69             90             62            425        $4,878         123,057
   Other Income (Expense)           (2,695)           120          4,254             32          3,074                         4,785
                                  ---------        -------        -------        ------         -------       -------       --------
                                   114,838          3,745          6,194          3,273         11,978         4,878         144,906

Realized Gain (Loss) on
   Investments--Note E                             (2,145)         1,115           (153)                                     (1,183)

Unrealized Appreciation
 (Depreciation)
   on Investments--Note F                          17,485          7,276          7,526        (28,396)                        3,891

Contributions--Note B
   Company                                                                                     107,481                       107,481
   401(k)                          222,522         15,883         22,191         20,054         18,144                       298,794
   Participant                       4,366             26             26             26             26                         4,470
                                  ---------        -------        -------        ------         -------       -------       --------
                                   226,888         15,909         22,217         20,080        125,651                       410,745

Investment Election Change         (18,895)        (3,246)       (13,228)           968         34,401

Loan Transfers                      (9,330)           235            378            309        (15,392)       23,800

Unallocated Loan Payments                                                                                         78              78

Withdrawals and
   Terminations--Note C            165,479         20,119          7,148          3,463         19,292        14,144         229,645
                                  ---------        -------        -------        ------         -------       -------       --------
Income and Changes in Plan
   Equity                          148,022         11,864         16,804         28,540        108,950        14,612         328,792

Plan Equity at Beginning
   of the Year                   1,355,339         68,752         60,314         38,853        170,825        54,102       1,748,185
                                  ---------        -------        -------        ------         -------       -------       --------
Plan Equity at End of
   the Year                     $1,503,361        $80,616        $77,118        $67,393       $279,775       $68,714      $2,076,977
                                ==========        =======        =======        =======       ========       ========     ==========

See accompanying notes to financial statements.

                         NOTES TO FINANCIAL STATEMENTS
                        WILLIAMS ADVANCED MATERIALS INC.
                          SAVINGS AND INVESTMENT PLAN

                        DECEMBER 30, 1993, 1992 AND 1991


NOTE A - The accounting records of the Williams Advanced Materials Inc. Savings and Investment Plan (Plan) are maintained on the accrual basis. Investments are stated at current market value. Investment in securities traded on national securities exchanges are valued at latest reported closing price. Investment in participant units of the Managed Guaranteed Investment Contract Fund and the Employee Benefits Money Market Fund are stated at market value as determined by the Trustee. Cost is determined by the average cost method.

NOTE B - The Plan is a defined contribution plan which covers certain eligible employees with one year of eligibility service with Williams Advanced Materials Inc. (Company), a wholly owned subsidiary of Brush Wellman Inc. (Parent Company). An employee shall be credited with a year of eligibility service if he is credited with at least 1,000 hours of service in any twelve consecutive month period beginning with a date of hire or rehire of the employee (or an anniversary of the latest such date).

       The Plan provides for basic contributions on behalf of employees up to 6% of their earnings through either salary reduction or employee after-tax contributions. Basic contributions were matched by the Company at the rate of 50% of such contributions. The rate at which such basic contributions are matched by the Company may be decreased or increased (up to 100%) by action of the Company's Board of Directors.

       An employee who makes basic contributions of 6% of earnings may also make supplemental contributions of up to 9% of earnings which are not matched by Company contributions and which may be made in any combination of salary reduction and/or after-tax contributions.

       An employee's contributions made to the Plan on a salary reduction basis may not exceed certain maximum amounts. The maximum amounts were $8,994 in 1993, $8,728 in 1992 and $8,475 in 1991. All employee and Company matching contributions are fully vested at all times.

       Participants may direct that their basic, supplemental and transfer contributions (as described in the Plan) be invested in one or more of the Income Fund, Equity Fund A, Equity Fund B, Equity Fund C, and the Company Stock Fund in increments of 10%. Prior to July 1, 1991, such direction was able to be revised by participants on April 1 or October 1. Beginning July 1, 1991 revisions may also be made on July 1 and December 31. All Company matching contributions are invested in the Company Stock Fund except with respect to participants age 59 1/2 or older who may transfer such contributions to other investment funds.

       The Income Fund invests primarily in the Managed Guaranteed Investment Contract Fund, the objective of which is to achieve high current income with stability of principal. The fund is primarily invested in Guaranteed Investment Contracts.

       Equity Fund A began investing primarily in Fidelity U.S. Equity Index Portfolio April 1, 1992. This fund is a growth and income fund. It seeks a yield that corresponds with the total return of the S&P 500 Index. The fund's share price will fluctuate and dividend amounts will vary. Prior to that, Equity Fund A invested primarily in Fidelity Equity Income Fund.

       Equity Fund B invests primarily in the Fidelity Fund. This fund seeks long-term capital growth and current return on capital and will select some securities for their income characteristics, which may limit the potential for growth. The fund's share price and dividend income will fluctuate as the value and yields of the securities in its investment portfolio fluctuate.

       Equity Fund C invests primarily in Fidelity Puritan Fund. This fund is a growth and income fund. It seeks capital growth in addition to regular quarterly dividends. It invests in a broadly diversified portfolio of common stocks, preferred stocks and bonds, including lower-quality, high yield debt securities. The fund's share price will fluctuate and dividend amounts will vary.

       The Company Stock Fund invests primarily in Brush Wellman Inc. Common Stock.

       Prior to June 1, 1989, participants could have directed a portion of their contributions to be used to purchase insurance policies that were excluded from Plan assets. Life insurance policies on the lives of participants, purchased under the Plan prior to July 1, 1989, may continue to be held.

       A participant may borrow funds from their account, provided the loan is secured by the participant's interest in their account and evidenced by a promissory note executed by the participant. The promissory notes are held in trust as a separate fund, Loan Fund, of the Plan.

       All costs and expenses incurred in connection with the administration of the Plan for 1993, 1992 and 1991 were paid by the Company.

       Information concerning the Plan agreement and the vesting and benefit provisions is contained in the Summary Plan Description. Copies of this pamphlet are available from the Plan administrator.


NOTE C - At retirement, death or other termination, a participant (or his death beneficiary) is eligible to receive a distribution of all employee and Company matching contributions credited to the employee's account plus or minus any net gain or loss thereon.

      The value of distributions and withdrawals is based on the value of a participant's account on the valuation date immediately preceding the date of distribution or withdrawal and is deducted from the participant's account as of such valuation date.

      Distribution to a participant or a person designated by the participant as his death beneficiary is made under one of the following methods as elected by the participant:

         (i)     lump sum payment in cash; or

        (ii) lump sum payment in cash, except that a participant's interest in the Company Stock Fund will be paid in full shares of Common Stock of the Parent Company, with any fractional shares being paid in cash.

       (iii) under either method (i) or (ii) with respect to that portion of the participant's benefit under the provisions of the Plan in effect after June 30, 1989, and in an annuity contract with respect to that portion of the participant's benefit under the provisions of the Plan in effect prior to July 1, 1989 if the distribution is greater than $3,500.

NOTE D - Shares or face value by investment as of December 30, 1993 and 1992 are as follows:

                                                                   Shares by Investment
                                                            ---------------------------------
       Investment                                                1993                   1992
       ----------                                                ----                   ----
Managed Guaranteed Investment
   Contract Fund                                                1,807,743              1,731,774
Fidelity U.S. Equity Index Portfolio                               10,216                  7,903
Fidelity Fund Inc.                                                 11,240                  6,485
Fidelity Puritan Fund                                              17,603                  6,834
Brush Wellman Inc. Common Stock                                    33,070                 24,229
Employee Benefit Money Market Fund                                 14,654                  4,193

In addition, $82,993 and $95,001 were invested in Participant Promissory Notes as of December 30, 1993 and 1992, respectively.

NOTE E - The net realized gain (loss) on sales of investments for the Plan years ended December 30, 1993, 1992 and 1991 is as follows:

                                                                                   1993
                                                  -----------------------------------------------------
Investment                                          Shares          Cost        Proceeds     Gain(Loss)
- ----------                                        ----------    ------------   -----------   ----------
Managed Guaranteed
  Investment Contract Fund                            157,790      $158,059      $164,713       $6,654
Fidelity U.S. Equity Index
  Portfolio                                             1,250        19,599        21,481        1,882
Fidelity Fund Inc.                                        134         2,481         2,644          163
Fidelity Puritan Fund                                     705         9,954        10,734          780
Brush Wellman Inc. Common Stock                            67         1,158         1,072          (86)
                                                                                              --------
                                                                                                $9,393
                                                                                                =======

                                                                                   1992
                                                  -----------------------------------------------------
Investment                                          Shares          Cost        Proceeds     Gain(Loss)
- ----------                                        ----------    ------------   -----------   ----------
Managed Guaranteed
  Investment Contract Fund                            141,510      $141,510      $141,529      $    19
Fidelity U.S. Equity Index
  Portfolio                                               570         8,686         8,767           81
Fidelity Equity Income Fund                             3,161        84,221        84,135          (86)
Fidelity Fund Inc.                                        248         4,552         4,658          106
Fidelity Puritan Fund                                     400         5,615         5,901          286
Brush Wellman Inc. Common Stock                         1,977        34,556        32,841       (1,715)
                                                                                               -------
                                                                                               $(1,309)
                                                                                               =======

                                                                                   1991
                                                  -----------------------------------------------------
Investment                                          Shares          Cost        Proceeds     Gain(Loss)
- ----------                                        ----------    ------------   -----------   ----------

Fidelity Equity Income Fund                               953       $25,617       $23,472      $(2,145)
Fidelity Fund Inc.                                      1,229        22,204        23,319        1,115
Fidelity Puritan Fund                                     580         7,956         7,803         (153)
                                                                                              --------
                                                                                               $(1,183)
                                                                                              ========




       The Department of Labor requires that realized gains and losses be calculated using current cost (cost at the beginning of the Plan year) rather than historical cost. Realized gains under the current cost method for the year ended December 30, 1993 are as follows:

                                                                                     Realized
                                                                                       Gain
                                                                                     --------
Managed Guaranteed Investment Contract Fund                                           $5,204
Fidelity U.S. Equity Index Portfolio                                                     881
Fidelity Fund Inc.                                                                        93
Fidelity Puritan Fund                                                                    323
Brush Wellman Inc. Common Stock                                                           42
                                                                                     --------
                                                                                      $6,543
                                                                                      ======

NOTE F - The unrealized appreciation (depreciation) of investments for the Plan years ended December 30, 1993, 1992 and 1991 is as follows:

                                              Balance                                           Balance
                                           December 31                                        December 30
                                               1992                    Change                     1993
                                           ---------------             ------               ---------------
Managed Guaranteed Investment
  Contract Fund                               $   16,992                $119,805                 $136,797
Fidelity U.S. Equity
  Index Portfolio                                  8,446                   6,435                   14,881
Fidelity Fund Inc.                                 3,676                    (220)                   3,456
Fidelity Puritan Fund                              4,893                   2,410                    7,303
Brush Wellman Inc.
  Common Stock                                   (47,024)                (15,233)                 (62,257)
                                                                      ----------
                                                                        $113,197
                                                                       =========

                                              Balance                                           Balance
                                           December 31                                        December 30
                                               1991                    Change                     1992
                                           ---------------             ------               ---------------
Managed Guaranteed Investment
  Contract Fund                                        -                $ 16,992                 $ 16,992
Fidelity U.S. Equity
  Index Portfolio                                      -                   8,446                    8,446
Fidelity Equity Income Fund                  $      (967)                    967                        -
Fidelity Fund Inc.                                 1,427                   2,249                    3,676
Fidelity Puritan Fund                              2,070                   2,823                    4,893
Brush Wellman Inc.
  Common Stock                                   (89,604)                 42,580                  (47,024)
                                                                        --------
                                                                        $ 74,057
                                                                        ========

                                              Balance                                           Balance
                                           December 31                                        December 30
                                               1990                    Change                     1991
                                           ---------------             ------               ---------------
Fidelity Equity Income Fund                     $(18,452)               $ 17,485                $    (967)
Fidelity Fund Inc.                                (5,849)                  7,276                    1,427
Fidelity Puritan Fund                             (5,456)                  7,526                    2,070
Brush Wellman Inc.
   Common Stock                                  (61,208)                (28,396)                 (89,604)
                                                                         --------
                                                                         $  3,891
                                                                         ========

       The Department of Labor requires that unrealized appreciation and depreciation be calculated using current cost rather than historical cost. Unrealized gains and losses under the current cost method for the year ended December 30, 1993 are as follows:

                                                                                 Change in
                                                                              Unrealized Gain(Loss)
                                                                              ---------------------
Managed Guaranteed Investment Contract Fund                                          $121,255
Fidelity U.S. Equity Index Portfolio                                                    7,436
Fidelity Fund Inc.                                                                       (150)
Fidelity Puritan Fund                                                                   2,867
Brush Wellman Inc. Common Stock                                                       (15,361)
                                                                                     ----------
                                                                                      $116,047
                                                                                     ==========


NOTE G  -   The Internal Revenue Service has determined that the Plan is qualified under Internal Revenue Code Section 401(a) and that the related trust is, therefore, tax-exempt under Code Section 501(a).

       Continued qualification of the Plan depends upon timely adoption and operational application of certain amendments required as a result of the Tax Reform Act of 1986 (Act). In the Company's opinion, the Plan is operating in compliance with the applicable provisions of the Act.

       The Company is allowed a federal income tax deduction for its employer matching contributions to the Plan.

       The Plan provides, among other things, for contributions to be made to the Plan pursuant to a qualified cash or deferred arrangement (CODA) under
Section 401(k) of the IRC. CODA contributions made to the Trust for a participant will reduce a participant's current compensation and will not be included in the gross income of the participant for federal income tax purposes in the year made. Such amounts will, however, be considered as part of the participant's gross income for purposes of Social Security taxes.

       Non-CODA contributions withheld under the Plan from a participant through payroll deductions will be included in the gross income of the participant in the year withheld and are not deductible by the participant for federal income tax purposes.

       A participant does not become subject to federal income taxes as a result of their participation in the Plan until the assets in their account are withdrawn by, or distributed to, the participant.

                                                                  EIN 16-0690610
                                                                          PN 002
                        WILLIAMS ADVANCED MATERIALS INC.
                           SAVINGS & INVESTMENT PLAN
                               DECEMBER 30, 1993




Item 30a -  SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES:

                                                                                             CURRENT
                 INVESTMENTS                        DESCRIPTION             COST              VALUE
                 -----------                        -----------             -----           ----------
Brush Wellman Inc. Common Stock                      Common Stock            $533,504         $471,248

Managed Guaranteed Investment Contract Fund          Bank Common/          $1,818,095       $1,954,893
                                                     Collective Trust

Fidelity U.S. Equity Index Portfolio                 Mutual Fund             $161,556         $176,436

Fidelity Fund Inc.                                   Mutual Fund             $213,147         $216,602

Fidelity Puritan Fund                                Mutual Fund             $269,942         $277,245

Participant Promissory Notes                         Participant Loans        $82,993          $82,993

Employee Benefits Money Market Fund                  Bank Common/             $14,654          $14,654
                                                     Collective Trust

                                                     DECEMBER 31, 1993     R-773

                             SOCIETY NATIONAL BANK
                                  TRUSTEE FOR
                         WILLIAMS GOLD REFINING COMPANY
                          SAVINGS AND INVESTMENT PLAN
                               CONSOLIDATED ERISA


       THE BEGINNING PLAN VALUE AGAINST WHICH TRANSACTIONS WERE TESTED FOR PURPOSES OF THIS SET OF REPORTS WAS $2,583,714.59





                                   31649900  WILLIAMS ADV MATERIALS EQ FD A  SVP
                                   31649903  WILLIAMS ADV MATERIALS EQ FD B  SVP
                                   31649906 WILLIAMS ADV MATERIALS EQ FD C SVP 31649909 WILLIAMS ADV MATERIALS INCOME S/V/P 31649912 WILLIAMS ADV MATERIALS CO STOCK SVP 31649915 WILLIAMS ADV MATERIALS CONTRIB SVP 31649918 WILLIAMS ADV MATERIALS LOAN S/V/P 31649921 WILLIAMS ADV MATERIALS LIFE INS SVP






PSN      4

WILLIAMS ADV MATERIALS VAL     CONS                 DECEMBER 31, 1993     R-776

SUMMARY OF PURCHASES AND/OR SALES IN SAME ISSUE IN EXCESS OF 5% OF BEGINNING PLAN VALUE

                                            --------------PURCHASES--------         ----------------------SALES---------------------
        TRANSACTION DESCRIPTION               # TRANS             COST               # TRANS         PROCEEDS          GAIN OR LOSS
========================================    ===========        ============         ===========    ============       ==============
EMPLOYEE BENEFITS MONEY                         247              984,998.80         173             974,537.71             0.00
RETIREMENT TRUST
  SHORT TERM FUND

FIDELITY PURITAN FUND                            20              164,182.04           2              10,734.22           780.37
  SH BEN INT               NO PAR

SOCIETY NATIONAL BANK                            23              244,229.10          10             164,713.61         6,654.29
RETIREMENT TRUST
  AMERITRUST MAGIC FUND

     GRAND TOTAL:                               290            1,393,409.94         185           1,149,985.54         7,434.66





PSN      5                                                      R-776-0001

[LOGO]                                                 27600 Chagrin Boulevard
                                                                     Suite 200
                                                    Cleveland, Ohio 44122-4421
                                                                  216.464.7481
                                                             Fax  216.464.7481
Richard A. Wright
Anthony J. Wesley
Mark G. Mills
William M. Potoczak
Kenneth E. Nowak



                        CONSENT OF INDEPENDENT AUDITORS


                 We consent to the incorporation by reference in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of Brush Wellman Inc. for the year ended December 31, 1993 of our report dated March 17, 1994, with respect to the financial statements and schedules of the Williams Advanced Materials Inc. Savings and Investment Plan included in this Annual Report (11-K) for the year ended December 30, 1993.




                                               Wright, Wesley & Mills, P.C.
                                               /S/ Wright, Wesley & Mills, P.C.

Cleveland, Ohio
March 17, 1994